Exhibit 77(o)

                  Transactions Effected Pursuant to Rule 10f-3

                                                                               Broker/
                                                                               Dealer From           Affiliated/Principal
Fund Name                               Issuer            Date of Purchase     Whom Purchased      Underwriter of Syndicate
ING VP High Yield Portfolio          Panamsat Corp           07/30/2004              CSFB          ING Financial Markets LLC
ING VP High Yield Portfolio          Jostens IH Corp         09/23/2004              CSFB          ING Financial Markets LLC